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EXHIBIT 21

SUBSIDIARIES OF COMPANY


                        Rainforest Cafe, Inc. - Thunder
                        Rainforest Cafe, Inc. - Mist
                        Rainforest Cafe Canada Holding, Inc.
                        Cotton Concepts, L.L.C.







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